Exhibit 99.1

            ACCESS WORLDWIDE PROVIDES EARLY INDICATION OF QUARTER AND
                            YEAR END REVENUE RESULTS

    ARLINGTON, Va., Feb. 2 /PRNewswire-FirstCall/ -- Access Worldwide Communications, Inc. (OTC Bulletin Board: AWWC), a Business Process Outsourcing ("BPO") services company, today reported an early indication of its revenue results for the three months and year ended December 31, 2006. These preliminary results may be subject to significant adjustment as a result of the audit process by the Company's independent auditors. Definitive fourth quarter and year end results will be disclosed in the 2006 Access Worldwide Annual Report on Form 10-K.

    Our revenues from continued operations were approximately $8.0 million and $27.3 million for the three months and year ended December 31, 2006, compared to $4.7 million and $14.8 million for the three months and year ended December 31, 2005. We expect to see continued improvement in both our U.S. and Philippines operations and overall operating performance during fiscal year 2007.

    "Two of our business objectives in 2007 will be to continue to grow our business development team and our offshore operations. In Manila, we are at full capacity in our first facility, and our second 350 production seat facility is scheduled to start production in February. The addition of our second facility will provide us with approximately 700 production seats in the

    Philippines," commented Shawkat Raslan, Chairman, President and Chief Executive Officer of Access Worldwide. "We are very pleased with the performance of our domestic operations and expect this positive momentum to carry into 2007. Although we are showing improvement, we still have a lot of work to do. We will work diligently to continue to improve performance and enhance our position both on and off shore in 2007."

    About the Company

    Access Worldwide Communications, Inc. (OTC Bulletin Board: AWWC - News), is a leading business process outsourcing ("BPO") services provider that offers customer management and BPO services from its offices in the United States and the Philippines. Headquartered in Arlington, Virginia, with approximately 1,000 employees worldwide, Access supports clients in a variety of industries, including financial services, technology, telecommunications, consumer products, and Media. More information is available at http://www.accessww.com.

    This press release contains forward-looking statements about the Company's estimated revenue and profit, and the potential for significant adjustments to the financial results included in this release. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include the outcome of the pending audit described above, and the possible restatement of the Company's financial statements or results. Such statements involve known or unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, include, but are not limited to, the following: Our ability to continue as a going concern if we are unable to generate cash flow and income from operations; competition from other third-party providers and those clients and prospects who may decide to do work in-house that we currently do for them; our ability to successfully operate our facilities in both the U.S. and the Philippines; potential consumer saturation reducing the need for services; our ability and clients' ability to comply with state, federal and industry regulations; our reliance on a limited number of major clients and the reduction in services performed for or the loss of one or more major clients; our ability to develop or fund the operations of new products or service offerings; our reliance on technology; our reliance on key personnel and labor force and our ability to recruit additional personnel. For a more detailed discussion of these risks and others that could affect results, see our filings with the Securities and Exchange Commission, including the risk factors section of Access Worldwide Communication, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission. The Company assumes no duty to update any forward-looking statements.

SOURCE  Access Worldwide Communications, Inc.
    -0-                             02/02/2007
    /CONTACT: Mark Wright, Investor Relations of Access Worldwide Communications, Inc., +1-703-292-5210, mwright@accessww.com/
    /Web site:  http://www.accessww.com /